UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2021

VIRTUAL INTERACTIVE TECHNOLOGIES CORP.

(Exact name of Registrant as specified in its charter)

Nevada	None	36-4752858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

600 17th Street, Suite 2800 South

Denver, CO 80202

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (303) 228-7120

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 1.01	Entry Into a Material Definitive Agreement.

On December 1, 2021 the Company entered into an agreement with a production entity for the services of Duane “Dog” Chapman, also known as “Dog the Bounty Hunter.” Pursuant to the agreement, the Company and Mr. Chapman will develop and market a line of video games in cooperation with the other and will use Mr. Chapman’s name, image, and likeness in connection with the advertisement, promotion, and sale of the video games.

During the term of the Agreement the gross receipts from the sale of the video games will be split between the Company and Mr. Chapman according to the following:

	% of Gross Receipts paid to
Gross Receipts	Company	Chapman
up to $1,000,000	85%	15%
$1,000,001 to $3,000,000	80%	20	% (1)
over $3,000,000	70%	25%

In addition to the above, the Company agreed to:

●	issue Mr. Chapman 100,000 shares of the Company’s restricted common stock in a series of 20,000 share tranches with the final tranche issuable on December 1, 2022, and
●	pay Mr. Chapman $150,000 over a period ending on March 10, 2022.

The Agreement with Mr. Chapman expires on December 1, 2023.

(1) The Company will be entitled to retain $75,000 from all amounts due to Mr. Chapman for sales of the video games between $1,000,001 and $3,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2022	VIRTUAL INTERACTIVE TECHNOLOGIES CORP.

	By:	/s/ Janelle Gladstone
Janelle Gladstone
Chief Financial Officer

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